EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Crawford & Company of our reports dated March 15, 2007, with respect to the consolidated financial statements of Crawford & Company, Crawford & Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Crawford & Company, included in the 2006 Annual Report to Shareholders of Crawford & Company.
We consent to the incorporation by reference of our reports dated March 15, 2007, with respect to the consolidated financial statements of Crawford & Company, Crawford & Company management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Crawford & Company, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2006 in the following Registration Statements of Crawford & Company:
(1)	Registration Statement (Form S-8 No. 333-02051) pertaining to the Crawford & Company 1996 Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-24425) pertaining to the Crawford & Company 1997 Non-employee Director Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-24427) pertaining to the Crawford & Company 1997 Key Employee Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-43740) pertaining to the Crawford & Company 1997 Key Employee Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-87465) pertaining to the Crawford & Company U.K. Sharesave Scheme;

(6)	Registration Statement (Form S-8 No. 333-87467) pertaining to the Prism Network, Inc. Stock Option Plan;

(7)	Registration Statement (Form S-8 No. 333-125557) pertaining to the Crawford & Company Executive Stock Bonus Plan; and

(8)	Registration Statement (Form S-8 No. 333-140310) pertaining to the Crawford & Company U.K. Sharesave Scheme

/s/ Ernst & Young LLP

Atlanta, Georgia
March 15, 2007